Exhibit 99.2

2017 ANNUAL MEETING FINAL CERTIFIED VOTE TABULATION

Annual Meeting Date:  June 6, 2017 / Record Date:  April 12, 2017

Eligible Class A Votes:	49,080,114	Class A Quorum Total:	39,842,032 / 81.18%

Eligible Class B Votes:	1,001,714	Class B Quorum Total:	1,001,714 / 100%

Total Class A & Class B:	50,081,828	Class A & B Quorum Total:	40,843,746 / 81.55%

PROPOSAL NO. 1

ELECTION OF CLASS A DIRECTORS:

Number of Class A shares outstanding as of the Record Date: 49,080,114

PROPOSAL #1 (CLASS A DIRECTORS)	IN PERSON	BY PROXY	TOTAL

FOR:
Dr. E. Dean Gage	0	5,830,277	5,830,277

Steven F. Shelton	0	7,363,749	7,363,749

Dr. Robert B. Sloan, Jr.	0	5,899,865	5,899,865

Gov. Francis A. Keating II	0	7,368,348	7,368,348

WITHHELD:
Dr. E. Dean Gage	0	275,524	275,524

Steven F. Shelton	0	56,650	56,650

Dr. Robert B. Sloan, Jr.	0	205,583	206,583

Gov. Francis A. Keating II	0	57,595	57,595

ABSTAIN:
Dr. E. Dean Gage	0	5,197,718	5,197,718

Steven F. Shelton	0	3,883,119	3,883,119

Dr. Robert B. Sloan, Jr.	0	5,197,071	5,197,071

Gov. Francis A. Keating II	0	3,877,576	3,877,576

NON-VOTES:
Dr. E. Dean Gage	0	4,234,917	4,234,917

Steven F. Shelton	0	4,234,917	4,234,917

Dr. Robert B. Sloan, Jr.	0	4,234,917	4,234,917

Gov. Francis A. Keating II	0	4,234,917	4,234,917

UNCAST:
Dr. E. Dean Gage	0	26,262,296	26,262,296

Steven F. Shelton	0	26,262,296	26,262,296

Dr. Robert B. Sloan, Jr.	0	26,262,296	26,262,296

Gov. Francis A. Keating II	0	26,262,296	26,262,296

ELECTION OF CLASS B DIRECTORS:

Number of Class B shares outstanding as of the Record Date: 1,001,714

(CLASS B DIRECTORS)	IN PERSON	BY PROXY	TOTAL

FOR:
Christopher W. “Chris” Claus	1,001,714	0	1,001,714

J. D. “Chip” Davis, Jr.	1,001,714	0	1,001,714

Dr. Terry S. Maness	1,001,714	0	1,001,714

Gerald W. Shields	1,001,714	0	1,001,714

Grant G. Teaff	1,001,714	0	1,001,714

WITHHELD:	0	0	0

ABSTAIN:	0	0	0

NON-VOTES:	0	0	0

UNCAST:	0	0	0

PROPOSAL NO. 2

TO APPROVE A NON-BINDING ADVISORY RESOLUTION REGARDING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT:

PROPOSAL #2	IN PERSON	BY PROXY	TOTAL

FOR:	1,001,714	6,717,471	7,719,185

AGAINST:	0	45,070	45,070

ABSTAIN:	0	3,996,319	3,996,319

NON-VOTES:	0	2,555,434	2,555,434

UNCAST:	0	26,527,738	26,527,738

PROPOSAL NO. 3

TO APPROVE A NON-BINDING ADVISORY RESOLUTION REGARDING THE FREQUENCY OF THE ADVISORY VOTE ON COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS:

PROPOSAL #3	IN PERSON	BY PROXY	TOTAL

1 YEAR	1,001,714	6,528,121	7,529,835

2 YEARS	0	39,042	39,042

3 YEARS	0	869,082	869,082

ABSTAIN:	0	3,867,152	3,867,152

NON-VOTES:	0	4,234,917	4,234,917

UNCAST:	0	26,262,418	26,262,418

PROPOSAL NO. 4

TO RATIFY THE APPOINTMENT OF THE INDEPENDENT AUDITOR:

PROPOSAL #4	IN PERSON	BY PROXY	TOTAL

FOR:	1,001,714	11,513,022	12,514,736

AGAINST:	0	212,799	212,799

ABSTAIN:	0	3,812,472	3,812,472

NON-VOTES:	0	0	0

UNCAST:	0	26,262,439	26,262,439

PROPOSAL NO. 5

TO APPROVE THE CITIZENS, INC. OMNIBUS INCENTIVE PLAN:

PROPOSAL #5	IN PERSON	BY PROXY	TOTAL

FOR:	1,001,714	6,835,736	7,837,450

AGAINST:	0	135,013	135,013

ABSTAIN:	0	4,332,770	4,332,770

NON-VOTES:	0	4,234,917	4,234,917

UNCAST:	0	26,262,296	26,262,296